                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              DEAN FOODS COMPANY
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             [LOGO OF DEAN FOODS]

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Dean Foods Company which will be held on Tuesday, September 26, 2000, at 10:00 A.M., local time, in Rosemont, Illinois.

  The enclosed Notice of 2000 Annual Meeting and Proxy Statement contain details concerning the business to be conducted at the Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the election of the three directors nominated to serve until the 2003 Annual Meeting of Stockholders. As is customary, there will be a report on the Company's business, and stockholders will have an opportunity to inquire about the affairs of the Company that may be of general interest.

  Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you are unable to attend.

                                          Sincerely,

                                          /S/ Howard M. Dean
                                          Howard M. Dean
                                          Chairman of the Board and
                                          Chief Executive Officer

August 25, 2000

NOTICE OF 2000 ANNUAL MEETING

The Annual Meeting of Stockholders of Dean Foods Company will be held on Tuesday, September 26, 2000, at 10:00 A.M., Central Daylight Savings Time, at the Rosemont Convention Center, 5555 North River Road, Rosemont, Illinois, for the purpose of considering and acting upon the following:

  (1) The election of three directors to serve until the 2003 Annual Meeting.

  (2) Such other matters as may properly come before the meeting.

  Directions to the site of the Annual Meeting appear at the conclusion of the Proxy Statement.

  The Board of Directors has fixed the close of business on August 11, 2000, as the record date for the determination of stockholders entitled to vote at the meeting, and only holders of shares of Company Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder of record for any purpose germane to the meeting during normal business hours at the corporate offices of Dean Foods Company at 3600 N. River Road, Franklin Park, Illinois, during the 10-day period preceding the meeting. A copy of the Company's Annual Report for fiscal year 2000 is concurrently being mailed to each person named in such list.

  The 2000 Annual Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

  Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                          Dale E. Kleber
                                          Secretary

August 25, 2000


   YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.
                                  THANK YOU.

Dean Foods Company
3600 North River Road
Franklin Park, Illinois 60131

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Dean Foods Company, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on September 26, 2000 (the "2000 Annual Meeting") and any adjournment thereof. A proxy in the accompanying form, properly executed and received by the Secretary prior to the closing of the polls on the particular matter and not revoked, will be voted FOR the election of directors as set forth therein (unless otherwise designated), or, to the extent no specification is made, will be voted in the election of directors as described under "Election of Directors" below. A proxy with respect to any matter may be revoked at any time prior to the closing of the polls on such matter at the 2000 Annual Meeting by giving notice of revocation or a duly executed proxy bearing a later date to the Secretary prior to the closing of the polls on such matter. The approximate date of mailing this Proxy Statement is August 25, 2000. The cost of soliciting proxies will be borne by the Company. The Company will solicit proxies by mail, and directors, officers and employees of the Company may solicit proxies by telephone, telegraph, facsimile transmission, e-mail or in person. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies at a fee of $6,000 plus customary expenses.

  Only holders of Company Common Stock of record on the books of the Company at the close of business on August 11, 2000, will be entitled to vote at the meeting. On that date there were 35,537,730 shares outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding shares of Company Common Stock will constitute a quorum for the transaction of business at the 2000 Annual Meeting.

  Pursuant to Delaware law, shares entitled to cast votes on a matter at the 2000 Annual Meeting which are the subject of an ABSTAIN on that matter will be treated for quorum and all other purposes relevant to that matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated as present for quorum purposes relevant to that matter, but will not be included in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors elected to serve staggered three-year terms of office. The class to be elected at the 2000 Annual Meeting consists of three directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. The nominees for the class to be elected are Paula Hannaway Crown, John P. Frazee, Jr. and Janet Hill (all of whom currently serve on the Board of Directors).

  Pursuant to a policy governing the retirement of Directors from the Board,
(i) any non-employee Director who is elected as a Director of the Company prior to his/her 65th birthday and discontinues his/her principal position or identification which prevailed at the time of election must submit his/her resignation as a Director upon the request of the Corporate Governance Committee of the Board of Directors and the Chairman of the Board; (ii) any non-employee Director who is elected as a Director of the Company to a term expiring after his/her 70th birthday must submit his/her resignation as of the first day of the month after such birthday; (iii) any Director who is an employee of the Company or any of its subsidiaries must submit his/her resignation as a Director of the Company at the first meeting of the Board after termination of his/her employment with the Company and its subsidiaries; and (iv) notwithstanding the foregoing, a Director who is serving or has previously served as Chief Executive Officer of the Company must submit his/her resignation as a Director of the Company upon the request of a majority of the Board of Directors made at any time subsequent to one month before his/her 70th birthday.

  If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Company Common Stock represented by such executed proxy for the election of the three persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the nominees and all other directors concerning their ages, business experience, and periods of service as Directors is shown below.

NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING

For three-year terms expiring in 2003:



PAULA HANNAWAY CROWN, Vice President of Henry Crown and             [Portrait
Company (a private investment company) since 1985. Director of       of Paula
the Company since 1992; member of Compensation Committee. Age        Hannaway
41.                                                                   Crown]



JOHN P. FRAZEE, JR., Chairman of the Board of Directors,
President and Chief Executive Officer of Paging Network, Inc.       [Portrait
(a wireless messaging and information delivery company) since       of John P.
August 1997. Director of Security Capital Group Incorporated         Frazee,
(creator and operator of real estate investment trusts) since          Jr.]
1991, Paging Network, Inc. since 1995, and Cabot
Microelectronics Corporation (a supplier of chemical mechanical planarization polishing slurries to the semiconductor industry) since 2000. Director of the Company since 1988; member of Audit and Corporate Governance
Committees. Age 55.



JANET HILL, Vice President of Alexander & Associates (a
corporate consulting firm) since 1981. Director of Wendy's          [Portrait
International, Inc. (a restaurant corporation) since 1995,           of Janet
Progressive Corporation (an insurance company) since 1996,            Hill]
Nextel Communications, Inc. (a wireless communications company) since 1999, and Houghton Mifflin Company (a publishing company) since 2000. Director of the Company since
1997; member of Audit Committee. Age 52.

DIRECTORS WHOSE TERMS EXPIRE IN 2002:



RICHARD E. BAILEY, President and Chief Operating Officer of         [Portrait
the Company since March 1998; Executive Vice President,             of Richard
Worldwide Food Operations of Philip Morris Companies Inc. from      E. Bailey]
1996 to 1998; Executive Vice President, Operations of Kraft
Foods North America from 1988 to 1996. Director of the Company since March 1998. Age 53.


EDWARD A. BRENNAN, Retired since 1995. Chairman and Chief           [Portrait
Executive Officer of Sears, Roebuck and Co. from 1986 to            of Edward
August 1995. Director of Minnesota Mining & Manufacturing          A. Brennan]
Company (a home product and chemical company) since 1986, AMR
Corporation (an air transportation company) since 1987, Morgan
Stanley Dean Witter & Co. (a financial services company) since
1993, The Allstate Corporation (an insurance company) since
1993, Unicom Corporation (an electric company) since 1995, and
The SABRE Group (an electronic travel-related products and services distributor) since 1996. Director of the Company since March 1996; Member of Audit and Executive Committees.
Age 66.


JOHN S. LLEWELLYN, JR., Retired since 1997. President and           [Portrait
Chief Executive Officer of Ocean Spray Cranberries, Inc.            of John S.
(marketing cooperative of cranberry and citrus growers) from        Llewellyn,
1988 to 1997. Director of Paging Network, Inc. (a wireless             Jr.]
messaging and information delivery company) since 1997.
Director of the Company since 1994; Member of Compensation and Corporate Governance Committees. Age 65.




RICHARD P. MAYER, Retired since 1995. Chairman and Chief
Executive Officer of Kraft General Foods North America (a           [Portrait
diversified food company) from 1991 to January 1995; President      of Richard
of General Foods Corporation, 1989-1991. Director of Brown-         P. Mayer]
Forman Corporation (a liquor and wine company) since 1994.
Director of the Company since March 1996; Chairman of
Compensation Committee; member of Executive Committee. Age 60.

DIRECTORS WHOSE TERMS EXPIRE IN 2001:



LEWIS M. COLLENS, President of Illinois Institute of                [Portrait
Technology and Chairman and Chief Executive Officer of IIT         of Lewis M.
Research Institute since 1990; Dean of IIT Chicago-Kent              Collens]
College of Law from 1974 to 1990. Director of AMSTED
Industries (a manufacturer of components for the railroad and construction industries) since 1991. Director of the Company since December 1991; Chairman of Audit Committee; member of
Corporate Governance Committee. Age 62.




HOWARD M. DEAN, Chairman of the Board of Directors of the           [Portrait
Company since 1989, Chief Executive Officer since 1987 and          of Howard
President and Chief Operating Officer from 1970 to 1989.             M. Dean]
Director of Ball Corporation (a diversified manufacturer of containers and hi-tech products) since 1984, and Yellow
Corporation (a nationwide common carrier) since 1987. Director of the Company since 1970; Chairman of Executive Committee.
Age 63.




BERT A. GETZ, Chairman and Chief Executive Officer of Globe
Corporation (a diversified investment firm) since 1992,             [Portrait
President from 1974 to April 1999, Director since 1974.             of Bert A.
Director of Ameritas Acacia Insurance Corporation since 1990.         Getz]
Director of the Company since 1989; Chairman of Corporate
Governance Committee; member of Compensation Committee. Age
63.





J. CHRISTOPHER REYES, Chairman of Reyes Holdings, L.L.C. (a         [Portrait
private food and beverage distribution company) since 1976.           of J.
Director of Wintrust Financial Corporation (a financial            Christopher
services holding company) since 1997. Director of the Company         Reyes]
since 1999; member of the Audit Committee. Age 46.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors held eight meetings during fiscal year 2000.

  The Audit Committee of the Board of Directors meets with management of the Company and the Company's independent accountants to discuss the scope and results of the annual audit by the independent accountants, the fees of and services to be performed by the independent accountants, and the adequacy of the Company's system of internal controls. The Audit Committee met three times in fiscal year 2000.

  The Compensation Committee of the Board of Directors reviews and recommends, subject to the approval of the Board of Directors, salaries and other forms of cash compensation of elected Company officers, grants options and other awards under the Company's 1989 Stock Awards Plan, administers such plan, the Company's Supplemental Incentive Compensation Plan and the Company's Supplemental Benefit Plan, and reviews other personnel and compensation matters with the Company's management. The Compensation Committee met three times in fiscal year 2000.

  The Corporate Governance Committee of the Board of Directors is authorized to nominate individuals for election or reelection to the Board at any Annual Meeting of Stockholders and appoint individuals to fill any vacancy resulting from the resignation or retirement of a director. The Corporate Governance Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to the Secretary of the Company. With regard to the 2001 Annual Meeting, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for the 2001 Annual Meeting must be received as described below under the heading "Deadline for Submission of Stockholder Proposals for Inclusion in 2001 Proxy Materials". The Corporate Governance Committee met once in fiscal year 2000. The candidates for election at the 2000 Annual Meeting were nominated by the Board of Directors as a whole.

  During fiscal year 2000, each director of the Company who was not a salaried officer, employee, or paid consultant was paid an annual fee of $30,000 and fees of $1,200 for each meeting of the Board of Directors attended in person, $1,000 for each committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. Such directors were also reimbursed for their out-of-pocket expenses of attending Board and committee meetings. Under a deferred compensation plan adopted in 1982 by the Board, directors may elect to defer payment of all or a portion of their annual fees, board meeting fees and committee meeting fees until after they cease to be directors. Deferred fees, and certain other amounts credited to the directors' accounts during 1996 in connection with the termination of a 1986 directors' retirement plan, accrue interest semiannually at the average prime rate. Directors may elect to have all or a portion of their deferred fees and such other amounts credited to a Company Common Stock account in Units based upon the market value of Company Common Stock on the dates credited. Additional Units are automatically awarded based upon dividends paid on Company Common Stock. Following termination of service as a director, a director is entitled to receive in cash (paid in annual installments determined by the Compensation Committee, which administers the plan) the market value of the Company Common Stock underlying the Units in such director's Company Common Stock account.

  The following table sets forth the number of Units credited as of July 31, 2000 to the Company Common Stock Accounts for the directors who were not officers, employees, or paid consultants and who were participating in the Company's deferred compensation plan for directors. Each Unit is equivalent in value to one share of Company Common Stock.

                                                                       Number of
      Name                                                               Units
      ----                                                             ---------
      Edward A. Brennan...............................................  5,402.92
      Lewis M. Collens................................................  6,931.58
      Paula Hannaway Crown............................................  9,116.35
      John P. Frazee, Jr..............................................  9,352.33
      Bert A. Getz.................................................... 18,230.47
      John S. Llewellyn, Jr...........................................  5,682.37
      Richard P. Mayer................................................  3,041.15
      J. Christopher Reyes............................................  1,187.04

  Under the 1996 Director Stock Awards Plan, as amended, the Board may from time to time grant directors who are not employees of the Company or any of its subsidiaries non-qualified options to purchase shares of Company Common Stock at the market value on the date of grant and/or restricted Company Common Stock. The maximum number of shares which may be issued under the Plan is 200,000 (subject to adjustment).

  Pursuant to the Plan, during fiscal year 2000 non-qualified options at $37.31 per share were granted as follows: Mr. Brennan--3,000 shares; Mr. Collens--3,000 shares; Ms. Crown--3,000 shares; Mr. Frazee--3,000 shares; Mr. Getz--3,000 shares; Ms. Hill--3,000 shares; Mr. Llewellyn--3,000 shares; Mr. Mayer--3,000 shares; and Mr. Reyes--3,000 shares. Each option has a term of ten years, but, if earlier, will expire five years after the optionee terminates his or her service with the Board of Directors. Subject to acceleration in the event of a "change in control" (defined the same as in the agreements described below under the heading "Change in Control Agreements") or the optionee's death or disability while a director, each option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, provided the optionee is still a Company director and not an employee of the Company or any of its subsidiaries. In the event of a change in control (as so defined), the optionee may, during the succeeding 90 days, in lieu of exercising the option, surrender it to the Company in return for a cash payment equal to the excess of the highest fair market value, during the thirty days preceding or succeeding the event, of the shares for which the option is then exercisable over their exercise price.

EXECUTIVE COMPENSATION

The following tables and text discuss the compensation paid in fiscal year 2000 and the two prior fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company serving at the end of fiscal year 2000, and one former executive officer of the Company.

                          Summary Compensation Table

                                                                             Long Term
                                                                            Compensation
                                                                        --------------------
                                  Annual Compensation                      Awards    Payouts
                          -------------------------------------------   ------------ -------
                                                                         Securities
                                                         Other Annual    Underlying   LTIP    All Other
Name And Principal                                       Compensation   Options/SARs Payouts Compensation
Position                  Year Salary($)    Bonus($)       ($)(11)          (#)        ($)       ($)
------------------        ---- ---------    --------     ------------   ------------ ------- ------------
Howard M. Dean            2000 $700,000     $677,408(10)        --         86,000        --    $ 55,573(13)
 Chairman of the Board
 and Chief Executive
 Officer

                          1999 $700,000     $448,630            --         57,600        --    $ 62,455
                          1998 $676,371     $843,630(10)        --        215,517    683,723   $ 65,661


Richard E. Bailey         2000 $625,000     $464,063            --        104,000        --    $ 31,069(13)
 President and            1999 $625,000     $353,438            --         45,000        --    $ 20,227
 Chief Operating Officer  1998 $156,250(2)  $148,359(2)         --         40,000        --    $    800


Thomas A. Ravencroft      2000 $357,000     $289,438(10)        --         35,000        --    $ 20,237(13)
 Senior Vice President
                          1999 $350,000     $152,145(10)        --         19,800        --    $ 23,067
                          1998 $302,000(3)  $319,863(10)        --         48,745    268,602   $ 26,032


Eric A. Blanchard         2000 $330,000(4)  $316,219(10)        --         50,000        --    $ 15,827(13)
 Vice President and       1999 $240,000(5)  $145,625(10)        --         30,000        --    $ 13,701
 President--Dairy         1998 $212,700(6)  $187,269(10)        --         38,370    170,899   $ 14,599


William R. McManaman      2000 $283,333     $191,760            --         35,000        --    $111,360(13)
 Former Vice President--
 Finance and
 Chief Financial
 Officer(1)
                          1999 $323,000     $146,125            --         18,300        --    $ 19,940
                          1998 $307,500     $268,614(10)   $205,374(12)    30,022        --    $ 25,415

Douglas A. Parr           2000 $242,000(7)  $158,413            --         13,000        --    $ 11,389(13)
 Vice President--
 Dairy Sales and
 Marketing

                          1999 $238,000(8)  $ 71,456(10)        --          7,500        --    $ 13,877
                          1998 $226,721(9)  $188,643(10)        --         23,670    109,844   $ 14,839

--------

(1) Mr. McManaman resigned from the Company effective April 1, 2000.

(2) Mr. Bailey became employed by the Company, as President and Chief Operating Officer, on March 2, 1998.

(3) Includes $88,000 of deferred compensation.

(4) Includes $55,000 of deferred compensation.

(5) Includes $29,000 of deferred compensation.

(6) Includes $17,500 of deferred compensation.

(7) Includes $42,000 of deferred compensation.

(8) Includes $40,500 of deferred compensation.

(9) Includes $22,000 of deferred compensation.

(10) Pursuant to the Company's 1989 Stock Awards Plan, the Company's Compensation Committee has permitted eligible employees to elect to receive Company Common Stock in lieu of all or a portion of incentive cash bonuses otherwise payable to them for fiscal years 1998, 1999 and 2000. At the time of issuance, the shares had a fair market value equal to 115% of the cash bonus which the employee elected to receive in Company Common Stock. The bonuses reflected include the fair market value of such shares in excess of the bonus amounts which the executive elected to receive in Company Common Stock.

(11) The Securities and Exchange Commission ("SEC") rules regarding executive compensation do not require disclosure unless the amount of such other annual compensation for a fiscal year is greater than or equal to either $50,000 or 10 percent of the total annual salary and bonus for such fiscal year reported for the named executive officer, whichever is less.

(12) Mr. McManaman became employed by the Company, as Vice President--Finance and Chief Financial Officer, as of October 16, 1995. His first year bonus was agreed to by the Company at the time he was employed. At that time, he was also given the opportunity to participate in a performance shares program on the same basis as officers who had earlier been granted performance shares awards for fiscal year 1996. Because his participation was not implemented until 1997, the $205,374 payment is treated as "Other Annual Compensation" rather than an "LTIP Payout".

(13) Consists of matching contributions (Mr. Dean: $5,250; Mr. Bailey: $5,208; Mr. Ravencroft: $5,088; Mr. Blanchard: $5,350; Mr. McManaman: $5,231; and Mr. Parr: $5,050) for eligible covered employees made by the Company pursuant to the Dean Foods Company Savings and Investment Plan, and accruals (Mr. Dean: $50,323; Mr. Bailey: $25,861; Mr. Ravencroft:
     $15,149; Mr. Blanchard: $10,477; Mr. McManaman: $12,913; and Mr. Parr:
     $6,339) for the lump sum payments at retirement under the Dean Foods Company Supplemental Benefit Plan described under "Retirement Benefits" below. For Mr. McManaman, it also includes payments and vacation pay, and the value of continuing life, health and dental insurance, leased car and other benefits provided by the Company to Mr. McManaman in connection with his resignation.

                     Option/SAR Grants in Last Fiscal Year

                                                                       Potential Realizable Value at Assumed
                                                                     Annual Rates of Stock Price Appreciation
                                                                           for Option Term (10 Years)(2)
                                                                    -------------------------------------------
                                    Individual Grants                       5%($)                10%($)
                         ------------------------------------------ --------------------- ---------------------
                                        % of
                                        Total
                         Number of     Options
                         Securities    Granted                      Potential             Potential
                         Underlying      to     Exercise            Price Per  Aggregate  Price Per  Aggregate
                          Options     Employees or Base              Share at  Potential   Share at  Potential
                          Granted     in Fiscal  Price   Expiration Expiration Realizable Expiration Realizable
Name                        (#)         Year     ($/Sh)     Date       Date      Value       Date      Value
----                     ----------   --------- -------- ---------- ---------- ---------- ---------- ----------
Howard M. Dean..........   86,000(1)     9.2%    $37.31   6/1/2009    $60.77   $2,017,560   $96.77   $5,113,560
Richard E. Bailey.......  104,000(1)    11.2%    $37.31   6/1/2009    $60.77   $2,439,840   $96.77   $6,183,840
Thomas A. Ravencroft....   35,000(1)     3.8%    $37.31   6/1/2009    $60.77   $  821,100   $96.77   $2,081,100
Eric A. Blanchard.......   50,000(1)     5.4%    $37.31   6/1/2009    $60.77   $1,173,000   $96.77   $2,973,000
William R. McManaman....   35,000(1)     3.8%    $37.31   6/1/2009    $60.77   $  821,100   $96.77   $2,081,100
Douglas A. Parr.........   13,000(1)     1.4%    $37.31   6/1/2009    $60.77   $  304,980   $96.77   $  772,980

-------

(1) Non-qualified option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements").

(2) The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company nor the actual value that the named executives will realize. Executives will realize the indicated values only if the price of Company Common Stock appreciates by the hypothetical annual percentage increases indicated.

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                    Values

                                                          Number of Securities  Value of Unexercised
                                                         Underlying Unexercised     In-the-Money
                                                            Options/SARs at        Options/SARs at
                                                               FY-End (#)            FY-End ($)
                      Shares Acquired                         Exercisable/          Exercisable/
Name                  on Exercise (#) Value Realized ($)     Unexercisable        Unexercisable(2)
----------------------------------------------------------------------------------------------------
Howard M. Dean                0              $ 0            364,398/227,642     $1,050,857/$325,430
Richard E. Bailey             0              $ 0             31,250/157,750     $              0/$0
Thomas A. Ravencroft          0              $ 0             110,972/76,847     $   338,697/$83,399
Eric A. Blanchard             0              $ 0              72,188/95,019     $   186,710/$41,479
William R. McManaman          0              $ 0                  123,904/0(1)  $        237,029/$0
Douglas A. Parr               0              $ 0              41,167/31,446     $    97,308/$21,517

--------
(1) In connection with his resignation, Mr. McManaman's outstanding stock options became vested on March 31, 2000.
(2) Based upon a 2000 fiscal year end Company Common Stock price of $31.125 per share.

Employment Arrangements

The Company has agreed that Richard E. Bailey's annual salary will be $625,000 (subject to annual review) and that he will participate in the Company's Supplemental Benefit Plan and (in some instances on specified bases) in other Company benefit programs. In the event the Company terminates Mr. Bailey's employment prior to March 2, 2001 for any reason other than cause (as defined), Mr. Bailey will be entitled to a lump sum payment of $1,250,000.

  The Company has agreed to make various payments and provide certain continuing benefits to William R. McManaman in connection with his resignation, including the value of continuing life, health and dental insurance, outplacement services, leased car, financial counseling services, country club dues and other benefits, in the aggregate amount of $840,000. In addition, Mr. McManaman's outstanding stock options vested on March 31, 2000.

Retirement Benefits

A majority of the Company's salaried employees, and certain non-union hourly employees, are covered under the Dean Foods Company Retirement Plan (formerly known as the Dean Foods Company Salaried Employees Pension Plan), a tax-qualified "pension equity" defined benefit plan. Benefits are based upon the aggregate of the percentages of a participant's highest average "total compensation" paid during any 60 consecutive months out of the last 180 months of service accumulated for each year of service. Such percentage for each year prior to 1986 ranged from 1% to 1.5%, and for each year after 1985 ranges from 1% to 22% dependent upon the participant's then age plus years of service. Benefits relating to a participant's service at an entity acquired by the Company may be based on a slightly different formula which takes into account the pension benefits for service covered under the acquired entity's plan prior to the date such plan was merged into the Retirement Plan. Benefits are payable monthly (or, at the participant's election, in a lump sum actuarial equivalent) beginning at age 65. "Total compensation" means total compensation excluding deferred compensation and any bonuses other than annual incentive bonuses, subject to each calendar year's limit applicable to tax-qualified retirement plans ($170,000 for calendar year 2000; and indexed for each year thereafter). Annual benefits payable from the plan are currently subject to a limit of $135,000 under the Internal Revenue Code of 1986, as amended. Such limit is subject to upward adjustments for cost-of-living increases. For employees who were participants in the plan on December 31, 1997, under "grandfather" provisions added in connection with amendments to the plan effective January 1, 1998, the benefits accumulated for 1986 through 1997 will not be reduced from what they would have been but for such amendments. For those of such employees who were age 59 or older on December 31, 1997, such "grandfather" provisions also extend to years after 1997.

  In January 1981, because a substantial portion of the compensation for elected officers of the Company did not then qualify as pension plan earnings, the Board of Directors adopted the Dean Foods Company Supplemental Benefit Plan to provide for the payment of supplemental retirement benefits. Under the plan as amended, each officer and each of certain other highly compensated employees (or the officer's or employee's designated beneficiary) is entitled to receive an additional monthly retirement benefit and a lump sum retirement benefit. The additional monthly retirement benefit, which is payable in the event the employee's employment with the Company is terminated on account of death or after five years of service, is equal to the excess of what the employee's (or beneficiary's) monthly benefit under the Retirement Plan would have been without regard to Internal Revenue Service limitations over the employee's (or beneficiary's) actual monthly benefit under such Plan. The lump sum retirement benefit, which is payable in the event the employee's employment with the Company is terminated on account of death or after five years of service (or, at a proportionately reduced amount, in the event of fewer years of service), is equal to the sums of amounts credited to the employee's account annually during the employee's participation in the plan together with interest on credited amounts accrued annually at eight percent (8%). The amount credited annually equals (i) the percentage, if any, set by the Board of Directors (0% during fiscal year 2000 and, currently, also 0% thereafter) of the excess of the employee's total compensation (as defined for purposes of the Retirement Plan) for such year under the Dean Foods Company Savings and Investment Plan (formerly known as the Dean Foods Company Investment and Profit Sharing Plan) determined without regard to such year's limit applicable to tax-qualified retirement plans over such limit, plus (ii) provided the employee makes his or her maximum matchable contribution to that Plan for such year, the amount of the matching contribution the Company would have made under that Plan with respect to the excess described in clause (i) had there been no limit on such total compensation applicable to tax-qualified retirement plans. For officers who were participants in the plan on October 1, 1996, under "grandfather" provisions added in connection with amendments to the plan effective that date, the additional monthly retirement benefits will not be reduced from what they would have been but for such amendments.

  Currently, Messrs. Dean, Bailey, Ravencroft, Blanchard and Parr and 16 other executive officers participate in the plan.

  Total estimated annual benefits for the executive officers named in the Summary Compensation Table, other than Mr. McManaman, are shown below. The benefits shown for them (i) are based on each executive officer's current total compensation (including an estimate of such executive officer's annual incentive bonus for fiscal year 2001), (ii) are assumed payable under the plan options providing benefits for the life of the executive officer only, and
(iii) are based on service through normal retirement age (age 65). The amount shown for Mr. McManaman is the annual benefit he will receive under the Dean Foods Company Retirement Plan commencing at age 65, assuming he elects the plan option providing for his life only. Reduced pension benefits may be payable prior to age 65 upon early retirement, disability or death.

                              Pension Plan Table

                                                               Estimated Annual
      Name                                                     Pension At Age 65
      ----                                                     -----------------
      Howard M. Dean..........................................     $760,000
      Richard E. Bailey.......................................     $145,000
      Thomas A. Ravencroft....................................     $400,000
      Eric A. Blanchard.......................................     $192,000
      William R. McManaman....................................     $ 42,000
      Douglas A. Parr.........................................     $113,000

  Based on each executive officer's current total compensation (including such estimated annual incentive bonus) and on service through normal retirement age (age 65), the estimated lump sum payments under the Supplemental Benefit Plan at retirement for the executive officers named in the Summary Compensation Table are: Mr. Dean: $463,000; Mr. Bailey: $642,000; Mr. Ravencroft: $113,000; Mr. Blanchard: $928,000; and Mr. Parr: $118,000. Mr. McManaman's lump sum payment under the Supplemental Benefit Plan at age 65 will be $61,000.

Change in Control Agreements

The Company is a party to agreements with Messrs. Dean, Bailey, Ravencroft, Blanchard, and Parr and 16 other executive officers which provide that in the event of such executive's voluntary or involuntary termination of employment (other than retirement at or after his or her "normal retirement date", or termination for "good cause", or death, or being "permanently disabled" for six months, as such terms are defined in the agreements) within two years after a "change in control" of the Company, he or she will promptly be paid
(i) accrued salary and vacation pay, (ii) any unpaid bonus for the preceding year and (iii) the equivalent of base salary, annual bonus and the value of certain financial planning and tax preparation services for two years (or, if less, for the period until his or her normal retirement date), based on levels during the preceding year. In addition, during the two years following such termination (or any lesser period until the executive's death or normal retirement date), the Company will maintain all life insurance, dental, medical, health and accident and disability plans, programs or arrangements in which the executive was entitled to participate immediately prior to the change in control (or will arrange for substantially the same benefits); and at the expiration of such period will provide the executive with at least the same life insurance and health coverage to which he or she would be entitled if he or she retired at that time with fifteen years of service; in each case subject to offset for any substantially similar benefits provided by any new employer. The executive will also be given credit under the Dean Foods Company Retirement Plan (or any successor plan) and Supplemental Benefit Plan for service during such period, and his or her compensation for purposes of such plans will reflect the payments referred to above. To the extent such credit or calculation of compensation is not permitted by the terms of a plan, the present value of the benefit he or she would otherwise receive will be paid to him or her promptly after termination of employment. In the event the payments to the executive on account of accrued amounts and additional salary, bonus and financial planning and tax preparation services, either alone or together with other amounts the executive would have the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and if the reduction of such payments would result in no portion of such payments or other amounts being subject to the excise tax imposed by Section 4999 of the Code and in no disallowance of a deduction by the Company pursuant to Section 280G(a) of the Code, such payments are to be reduced to the extent necessary to accomplish such results. The Company has agreed to reimburse the executive for legal fees and expenses incurred by him or her in enforcing any right or benefit provided by his or her agreement.

  For purposes of the agreements, a "change in control" of the Company occurs if: (i) there is a change in control that would be required to be reported under Item 5(f) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, (ii) any person, entity or group is, directly or indirectly, the beneficial owner of securities representing 20% or more of the Company's combined voting power, (iii) a majority of the members of any class of Company directors are persons not nominated or elected by the Board of Directors or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or entity. However, no "change in control" occurs on account of: (i) any transaction or series of transactions which has been approved in advance by a majority of the Board of Directors (exclusive of directors employed or otherwise affiliated with the person or entity seeking the change in control), (ii) certain acquisitions by underwriters in connection with underwritten public offerings or (iii) any acquisition by any defined contribution plan qualified pursuant to the Code maintained for the benefit of employees of the Company and/or its subsidiaries.

  In return for the benefits provided by his or her agreement, each executive agrees to continue to perform the regular duties of his or her current office (and/or such duties of such other positions to which he or she may be elected or assigned), subject to termination of employment by the Company at any time and to resignation by him or her at any time on at least three months' prior written notice or on his or her normal retirement date on 30 days' prior written notice.

  The Company may terminate any agreement, as of and with respect to any change in control occurring after a date at least two years after notice of termination, by written notice to the executive.

  These agreements may be regarded as having an "anti-takeover" effect.

     Comparison of Five Year (1) Cumulative Total Return (2) of Dean Foods Company Common Stock, the S&P MidCap 400 Index (3) and the S&P MidCap Food
                                   Index (4)

                       [Performance Graph Appears Here]

                                       Cumulative Total Return
                         -----------------------------------------------------
                          5/95     5/96     5/97     5/98      5/99      5/00
DEAN FOODS COMPANY       100.00    89.40   142.90   188.24    146.26    121.52
S & P MIDCAP FOODS       100.00   122.56   160.67   200.25    189.56    161.92
S & P MIDCAP 400         100.00   128.46   151.79   197.18    212.02    257.51

--------
(1) Compares fiscal years ending on or about May 31st of the years indicated.

(2) The comparison of total return on investment (change in fiscal year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on June 1, 1995 in Dean Foods Company Common Stock, and in each of the S&P MidCap 400 Index and the S&P MidCap Food Index, all of which are published industry indices.

(3) The S&P MidCap 400 Index is composed of public companies with market capitalizations between approximately $300 million and $5 billion. As of August 11, 2000, the Company had a market capitalization of $1.2 billion.

(4) Companies in the S&P MidCap Food Index are as follows: Dean Foods Company, Dole Food Company, Inc., Dreyer's Grand Ice Cream, Inc., Flowers Industries, Inc., Hormel Foods Corporation, IBP, Inc., International Multifoods Corporation, Interstate Bakeries Corporation, Lance, Inc., McCormick & Company, Incorporated, The J. M. Smucker Company, Suiza Foods Corporation, Tyson Foods, Inc. and Universal Foods Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 2000 consisted of Messrs. Mayer (Chair), Getz and Llewellyn, and Ms. Crown, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. There were no interlocks or relationships requiring disclosure under applicable SEC rules.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of four directors, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. The Committee reviews and recommends, subject to the approval of the Board of Directors, the Company's compensation policies and programs. In its deliberations, the Committee receives and considers recommendations from Messrs. Dean and Bailey, the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively. However, Messrs. Dean and Bailey are not present during any deliberations directly involving their respective compensation.

  The Company's compensation policies are designed to attract and retain highly capable executives and provide performance incentives for such executives. The ultimate objective of the Company's compensation policies and programs is to increase stockholder value by linking management's compensation to the Company's performance. Accordingly, a Company executive's total cash compensation will vary in relation to the Company's performance, the financial performance of those business operations in which the executive is most directly involved, if applicable, individual achievement and other factors. In addition, the grant of stock options and performance shares awards to Company executives is considered an effective incentive for the creation of shareholder value, since the value of stock options is directly linked to increases in the per share price of Company Common Stock and the value of performance shares awards is directly linked to the Company's financial performance and the per share price of Company Common Stock.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation paid to the Chief Executive Officer and the other four highest paid executive officers at the end of each fiscal year, with respect to fiscal years commencing on or after January 1, 1994. Compensation paid pursuant to programs meeting certain specified requirements is exempted from this limitation. The Committee has taken and intends to continue to take actions, including seeking stockholder approval, to ensure that the Company's executive compensation programs meet such requirements, except in those cases where the Committee believes stockholder interests are best served by retaining flexibility of approach.

  In conformance with the foregoing compensation philosophy, the total annual compensation for executives of the Company and its subsidiaries is determined under three principal compensation programs--base salary, annual incentive bonuses and stock-based awards granted under the Company's 1989 Stock Awards Plan. These three compensation programs, as implemented for the 2000 fiscal year, are described below.

  Base Salary. An executive's base salary is determined after a review of external comparisons using studies prepared by compensation consulting firms, other salary surveys and internal comparisons against peers. Such data may or may not include some of the companies reflected in the

S&P MidCap Food Index used in the stock performance graph above. Base salaries, in general, are intended to correspond to the median of the base salaries paid by comparable companies to their executives in comparable positions. Salary reviews typically occur once a year. Adjustments may be made to base salary for geographic disparities in the cost of living, salary anomalies resulting from acquisitions, individual potential for advancement and other factors.

  Incentive Bonuses. Annual incentive bonuses are paid pursuant to three discretionary programs.

  The first program, established under the 1989 Stock Awards Plan, provides for bonuses based on one or more Company financial performance criteria established by the Compensation Committee during the first ninety days of the fiscal year. For bonuses payable under this program for the 2000 fiscal year and the current fiscal year, the financial performance criterion is return on invested capital plus earnings before interest and taxes. In no event may the bonus amount paid to an executive under this bonus program for a fiscal year exceed $1,500,000. Under a second incentive bonus program, which is not part of the 1989 Stock Awards Plan, executives participating in the first program may receive additional annual bonuses based primarily, if not exclusively, on the achievement of personal performance goals set during the first ninety days of the fiscal year.

  Such bonuses are payments calculated as percentages of an executive's base salary. Generally, a target total bonus for both programs is determined for each executive ranging from 50% to 85% of base salary depending upon the executive's position and scope of responsibility. It is intended that, if certain performance goals are achieved, an executive's total cash compensation will be competitive. A majority of the aggregate annual incentive bonuses paid for the 2000 fiscal year to executives who participated in the foregoing bonus programs consisted of the Company financial performance-based bonus.

  Under a separate cash bonus plan, the Company pays bonuses to certain other executive officers who have primary responsibilities within a particular operating subsidiary or division of the Company and who normally do not participate in the programs described above. Under this plan, the bonus amounts are based upon achievement of return on invested capital targets plus earnings before interest and taxes and individual performance goals established each year by the Company's senior management.

  For fiscal year 2000, bonuses for executive officers ranged from approximately 23% to 84% of their base salaries and their total cash compensation ranged from less than the 50th percentile to the 75th percentile of such total cash compensation paid by comparable companies to their executives in comparable positions.

  Executives also have the opportunity to receive, in lieu of cash, all or a portion of their annual incentive bonuses in the form of Company Common Stock having a fair market value on the date of the award of 115% of that portion of the bonus elected to be received in Company Common Stock. This feature is designed to further encourage Company Common Stock ownership by Company executives. Of the aggregate annual incentive bonus amounts granted by the Company to executives for fiscal year 2000, 8.6% was issued in the form of Company Common Stock.

  Stock-Based Awards. Under the Company's 1989 Stock Awards Plan, executives may be granted stock options, stock bonus awards, stock appreciation rights, restricted stock, performance shares awards and other equity-related awards. It is the Committee's belief that Company executives are more effectively motivated to manage the Company's business in the best interest of its stockholders when such executives possess an ownership interest in the Company parallel to the stockholders. It has been the Committee's practice to utilize incentive stock options, non-qualified options and equity-related bonus awards to achieve commonality of interest with the stockholders in the long-term performance of the Company.

  The number of options and performance shares already held by a particular executive is not a factor in determining the number of options and performance shares granted. Generally, the aggregate value of stock options and performance shares awards granted to a particular executive is determined with reference to the median aggregate value of stock-based compensation awarded to a survey group of company executives having similar responsibilities. The survey group was developed by a nationally recognized compensation consulting firm using survey data relating to executives of companies with gross revenues comparable to those of the Company. Such survey group may or may not have included some of the companies reflected in the S&P MidCap Food Index used in the stock performance graph above.

  During fiscal year 2000, stock option grants were made to executives by the Compensation Committee under the Company's 1989 Stock Awards Plan.

Compensation of Chief Executive Officer

The base salary of Howard M. Dean during fiscal year 2000 was established in accordance with the Company's compensation policy for base salaries described above. Mr. Dean's base salary was at approximately the 50th percentile of base salaries paid by the survey group during calendar 1999.

  Mr. Dean's combined base salary and incentive bonuses for fiscal year 2000 was below the 50th percentile for total compensation paid to CEOs in the survey group previously noted. Stock options were awarded to Mr. Dean in fiscal year 2000 having an aggregate value at approximately the 50th percentile of the value of stock-based compensation awarded to CEOs in the survey group.

                                          Richard P. Mayer, Chairman
                                          Paula Hannaway Crown
                                          Bert A. Getz
                                          John S. Llewellyn, Jr.

                                          Members of the Compensation
                                           Committee

AUDIT COMMITTEE MATTERS

  The Audit Committee of the Board of Directors of the Company (the "Audit Committee") during fiscal year 2000 consisted of Messrs. Collens (Chair), Brennan, Frazee and Reyes, and Ms. Hill, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. On March 24, 2000, the Audit Committee adopted a written charter which is attached to the Proxy as Appendix A (the "Charter"). The Board of Directors approved the Charter on July 28, 2000.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of August 11, 2000, information with respect to the Company Common Stock beneficially owned by: (i) any person known by the Company to be the beneficial owner of more than five percent of the outstanding Company Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Each of the directors had, as of such date, sole voting and disposition power as to the shares shown in the table as beneficially owned by him or her, other than those shown as being shares as to which beneficial ownership is disclaimed.

                                                            Shares
                                                         Beneficially     Percent
         Name and Address of Beneficial Owner               Owned         of Class
----------------------------------------------------------------------------------
Lydia M. O'Connor, c/o Stuart Levin & Associates, P.C.,
 3330 Old Glenview Road, Suite 14, Wilmette, IL 60091,
 owns individually.....................................     307,545          .9%
 and has sole voting and investment power as to........   1,930,703(1)      5.4%
                                                          ---------         ---
                                                          2,238,248         6.3%
                                                          =========         ===
Richard E. Bailey......................................      70,702(2)       .2%
Eric A. Blanchard......................................     136,291(2)       .4%
Edward A. Brennan......................................       9,000(2)        *
Lewis M. Collens.......................................      12,500(2)        *
Paula H. Crown.........................................      13,500(2)        *
Howard M. Dean.........................................     893,082(2,3)    2.5%
John P. Frazee, Jr.....................................      16,823(2)        *
Bert A. Getz...........................................      21,500(2,4)     .1%
Janet Hill.............................................       2,750(2)        *
John S. Llewellyn, Jr..................................       9,500(2)        *
Richard P. Mayer.......................................      12,500(2)        *
William R. McManaman...................................     127,630(2)       .4%
Douglas A. Parr........................................      61,284(2)       .2%
Thomas A. Ravencroft...................................     272,415(2)       .8%
J. Christopher Reyes...................................           0           *
All directors and executive officers of the Company as
 a group (31 persons)..................................   2,164,913(5)      6.1%

--------

   *Less than 0.1%

(1) Ms. O'Connor is the sole trustee (with sole voting and investment power) of two trusts holding, in the aggregate, 1,930,703 shares. She has a 50% life interest in the income from such trusts.

(2) Includes shares which may be acquired pursuant to stock options within 60 days after August 11, 2000: Mr. Bailey: 68,500; Mr. Blanchard: 109,228; Mr. Brennan: 7,500; Mr. Collens: 11,500; Ms. Crown: 11,500; Mr. Dean:
    495,358; Mr. Frazee: 11,500; Mr. Getz: 11,500; Ms. Hill: 2,250;
    Mr. Llewellyn: 9,500; Mr. Mayer: 7,500; Mr. McManaman: 108,579; Mr. Parr:
    52,928; and Mr. Ravencroft: 150,074.

(3) Includes 310,339 shares held by Mr. Dean, as General Partner of a family limited partnership, of which Mr. Dean disclaims beneficial ownership of 153,292 shares. In addition, Mr. Dean disclaims beneficial ownership of 26,000 shares which are not part of the family limited partnership.

(4) Includes 2,500 shares with respect to which Mr. Getz disclaims beneficial ownership.

(5) Includes 181,792 shares with respect to which directors and executive officers disclaim beneficial ownership and 1,449,631 shares which directors and executive officers have the right to acquire pursuant to stock options within 60 days after August 11, 2000.

INDEPENDENT ACCOUNTANTS

The Company's financial statements for the fiscal year ended May 28, 2000 were audited by PricewaterhouseCoopers LLP. In connection with their audit function, PricewaterhouseCoopers LLP also reviewed filings with the Securities and Exchange Commission and reports to stockholders, and provided technical assistance to the Company's accounting staff.

  The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent accountants to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 27, 2001.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to fiscal year 2000 by persons who were, at any time during fiscal year 2000, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Company Common Stock, no such person failed to file on a timely basis any report required by such Section during fiscal year 2000.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment, except as otherwise provided in Rule 14a-4(c)(1) under the Securities Exchange Act of 1934.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN 2001 PROXY MATERIALS

All proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than the close of business on April 27, 2001 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

ADVANCE NOTICE REQUIREMENT FOR ANY NOMINATION OR MATTER TO BE RAISED BY A STOCKHOLDER

Any nomination for election to the Board of Directors of the Company at any meeting of stockholders, or proposal of business to be transacted at any meeting of stockholders, that is not included in the Company's Proxy Statement and form of proxy relating to the meeting but that a stockholder wishes to make at the meeting may be made only if it may properly be made by the stockholder at the meeting and only if the stockholder delivers a notice to the Secretary of the Company at its principal executive offices on a timely basis. For an annual meeting, the notice must be so delivered not less than 60 days nor more than 90 days prior to the anniversary of the prior year's annual meeting (unless the date of the meeting is more than 30 days prior to or more than 60 days after the anniversary of the prior year's annual meeting, in which event such notice must be so delivered not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 60th day prior to the meeting or the 10th day following the date on which public announcement of the meeting date is made). For a special meeting, the notice must be so delivered not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 60th day prior to the meeting or the 10th day following the date on which public announcement of the meeting date is made. The notice must set forth the related information required by Article II, Section 10 of the Company's bylaws. Such information generally consists of the information relating to any nominee that would be required to be disclosed in the Company's Proxy Statement for that meeting if the nominee were proposed by the Company or, as to other matters, a brief description of the matter, the reason for the proposal and any material interest of the proposing stockholder (or beneficial owner) in the matter and information regarding the proposing stockholder (or beneficial owner) and such stockholder's (or beneficial owner's) beneficial ownership of shares of the Company.

DISCRETIONARY VOTING OF 2001 PROXIES

The persons named in proxies solicited by the Company's Board of Directors in connection with the Company's 2001 Annual Meeting of Stockholders will have discretionary authority to vote such proxies with respect to any matter properly presented by a stockholder at the meeting that is not specifically set forth in the notice of the meeting if the Company does not have notice of such matter on or before July 28, 2001 (unless the date of the meeting is changed by more than 30 days from September 26, 2001 in which event such persons will have such discretionary authority if the Company does not have notice of such matter a reasonable time before the Company mails its proxy materials for the meeting).

                                          Dale E. Kleber
                                          Secretary

August 25, 2000

                                  APPENDIX A

                              DEAN FOODS COMPANY
                            AUDIT COMMITTEE CHARTER

I. Purpose

  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

  . The reliability and integrity of the accounting policies and financial reporting of the Company.

  . The adequacy of the system of internal controls and of the procedures to assure the Company's compliance with applicable laws, regulations and the Code of Business Conduct as established by management and the Board of Directors.

  In so doing, it is the policy of the Audit Committee to maintain free and open means of communication among the directors, the independent accountants, the internal auditors, and the financial management of the Company.

II. Composition

  The Audit Committee will be comprised of three or more independent directors as determined by the Board of Directors each of whom shall meet the New York Stock Exchange requirements for membership on audit committees of listed companies. Directors who are affiliates of the Company or officers or employees of the Company or its subsidiaries are not eligible for Audit Committee membership.

  The members of the Committee will be elected by the Board at the annual organizational meeting of the Board or until their successors are duly elected and qualified. Unless otherwise provided in the resolution designating a committee, a majority of all the members of the Committee will select its chairperson.

III. Meetings

  The Audit Committee will meet at least three times annually. As part of its goal to maintain free and open communication, the Committee will meet in separate executive sessions at least annually with management, the director of internal audit, and the independent accountants to discuss any matters that the Committee or any of these groups believe should be discussed privately.

IV. Responsibilities and Duties

  In carrying out its responsibilities, the Audit Committee will:

  . Review and, when needed, recommend changes to its charter. The charter will be approved by the full Board of Directors annually or when changes are recommended.

  . Select, evaluate and, where appropriate, replace the firm of independent accountants to audit the accounts of the Company and its subsidiaries.

  . Review all significant services to be performed by the Company's independent accountants and confirm their independence.

  . Approve the compensation of the Company's independent accountants.

  . Review the proposed scope of the annual external audit examination and the results and recommendations of the independent accountants on completion of such examination.

  . Review with management and the independent accountants the annual audited consolidated financial statements of the Company, including the quality of the financial statement disclosures, accounting principles applied and significant judgments affecting the financial statements.

  . Review with management the financial review section of the Company's annual report to stockholders and its annual report on Form 10-K.

  . Review with management and the independent accountants any matters required by Statement on Auditing Standard No. 91 ("SAS no. 61") identified during the independent accountant's reviews of the Company's quarterly financial information. For purposes of this matter, the audit committee chairperson can represent the entire committee. The quarterly review performed by the independent auditors will result in a full committee meeting only when there are matters identified requiring discussion with the committee. The independent auditors will be responsible for communicating with the chairperson, indicating any issues requiring disclosure or indicating that no issues have been identified.

  . Review the appointment, performance and replacement of the director of internal audit.

  . Review the internal audit function of the Company, including independence, authority and performance to the annual audit plan, and approve the proposed scope of the annual internal audit plan.

  . Review with management, the independent accountants and the director of internal audit, the adequacy of the Company's system of internal controls, significant findings and recommendations together with management's responses thereto, the cooperation received from management during their audits, and the nature of any disagreements with management.

  . Review, with the Company's legal counsel and management, compliance with policies relating to the Company's Code of Business Conduct, conflicts of interest, sensitive payments and similar matters. Review, with legal counsel, any legal matter that could have a significant impact on the Company's financial statements.

  . Ensure through review with management and legal counsel, that there is a proper review system in place to assure that the Company's financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

  . Investigate any matter brought to its attention within the scope of its duties. The Audit Committee is empowered to retain outside counsel, accountants or others to assist in any investigation.

  . Include in the annual proxy statement a report from the audit committee that states the following:

  In connection with the (date) financial statements, the audit committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

  . Review registration statements prepared in connection with financings by the Company or its subsidiaries.

  . Report to the Board of Directors on the results of its activities.

                       DIRECTIONS TO DEAN FOODS COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS

                          ROSEMONT CONVENTION CENTER
                             5555 NORTH RIVER ROAD
                              ROSEMONT, IL 60018
                           Telephone: (847) 692-2220

  The Rosemont Convention Center is located in Rosemont just south of the intersection at I-190 and River Road, 1.5 miles east of O'Hare International Airport and 12 miles northwest of downtown Chicago.

From the North:
If you are traveling on 294 South or from Rockford on 90 East, follow signs for O'Hare International Airport (190 West), pay toll, and exit at Mannheim Road South. Proceed in right lane, pass over the expressway and circle back down the ramp marked 190 East--Chicago, proceed 1 mile and exit at River Road South. The Rosemont Convention Center is located approximately 2 blocks south on the left.

From the South:
If you are traveling on 294 North, exit at O'Hare/River Road (190 West) and pay toll. Exit left after toll plaza to River Road. Turn right onto River Road. The Rosemont Convention Center is located approximately 2 blocks south on the left.

From Chicago:
Take Kennedy Expressway (90 West) and follow the signs for O'Hare
International Airport. Exit at River Road South. Turn right onto River Road. The Rosemont Convention Center is located approximately 2 blocks south on the left.

From West of O'Hare:
Proceed east on 190 (to Chicago). Pass through the tollgate and proceed to the second exit, Mannheim South. Proceed in right lane, pass over the expressway and circle back down the ramp marked 190 East--Chicago, proceed 1 mile and exit at River Road South. The Rosemont Convention Center is located approximately 2 blocks south on the left.

Public Transportation:
CTA trains stop approximately 2 blocks from the Rosemont Convention Center. For more information, contact the CTA at: (312) 836-7000.

Parking:
Complimentary parking for Dean Foods Company stockholders is located across from the Convention Center directly behind the Rosemont Suites O'Hare Hotel in the Rosemont Parking Facility Garage. Do not enter parking garage via The Rosemont Suites O'Hare Hotel driveway or entrance. These parking spaces are reserved for hotel guests and violators are subject to towing at their own expense. The Rosemont Convention Center has handicapped accessible parking in the main parking facility. Parking coupons will be taken upon entering garage. Shuttle bus service will be available from garage if desired.

                              [Map Appears Here]

P
R
O
X
Y                             DEAN FOODS COMPANY

  Solicited by the Board of Directors for the Annual Meeting of Stockholders
                              September 26, 2000

  The undersigned Stockholder of Dean Foods Company hereby appoints Howard M. Dean, Richard E. Bailey and Dale E. Kleber, and each of them, proxies, with power of substitution, to vote at the Annual Meeting of Stockholders of the Company to be held at the Rosemont Convention Center, 5555 North River Road, Rosemont, Illinois, on Tuesday, September 26, 2000, at 10:00 A.M., Central Time, or at any postponement or adjournment thereof, on the matters described on the reverse side.

            The Board of Directors Favors a Vote FOR All Nominees.
   The Shares Represented By This Proxy Will Be Voted As Directed On Item 1,
         But Where No Direction is Indicated Will Be Voted FOR Item 1.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------


                                    Parking

Complimentary parking for Dean Foods Company stockholders is located across from the Rosemont Convention Center directly behind the Rosemont Suites O'Hare Hotel in the Rosemont Parking Facility Garage. Do not enter the parking garage via The Rosemont Suites O'Hare Hotel driveway or entrance. These parking spaces are reserved for hotel guests and violators are subject to towing at their own expense. The Rosemont Convention Center has handicapped accessible parking in the main parking facility. Parking coupons will be taken upon entering the garage. Shuttle bus service will be available from the garage if desired.

--------------------------------------------------------------------------------


                       DIRECTIONS TO DEAN FOODS COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS

                          ROSEMONT CONVENTION CENTER
                             5555 NORTH RIVER ROAD
                              ROSEMONT, IL 60018
                           Telephone: (847) 692-2220

The Rosemont Convention Center is located in Rosemont just south of the intersection at I-190 and River Road, 1.5 miles east of O'Hare International Airport and 12 miles northwest of downtown Chicago.

From the North:
If you are traveling on 294 South or from Rockford on 90 East, follow signs for O'Hare International Airport (190 West), pay toll, and exit at Mannheim Road South. Proceed in right lane, pass over the expressway and circle back down the ramp marked 190 East--Chicago, proceed 1 mile and exit at River Road South. Rosemont Convention Center is located approximately 2 blocks south on the left.

From the South:
If you are traveling on 294 North, exit at O'Hare/River Road (190 West) and pay toll. Exit left after toll plaza to River Road. Turn right onto River Road. Rosemont Convention Center is located approximately 2 blocks south on the left.

From Chicago:
Take Kennedy Expressway (90 West) and follow the signs for O'Hare
International Airport. Exit at River Road South. Turn right onto River Road. Rosemont Convention Center is located approximately 2 blocks south on the left.

From West of O'Hare:
Proceed east on 190 (to Chicago). Pass through the tollgate and proceed to the second exit, Mannheim South. Proceed in right lane, pass over the expressway and circle back down the ramp marked 190 East--Chicago, proceed 1 mile and exit at River Road South. The Rosemont Convention Center is located approximately 2 blocks south on the left.

Public Transportation:
CTA trains stop approximately 2 blocks from the Rosemont Convention Center. For more information, contact the CTA at (312) 836-7000.

                            DEAN FOODS COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1. ELECTION OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2003:
   Nominees: Paula Hannaway Crown, John P. Frazee, Jr. and Janet Hill

   -------------------------------------------
   *(Except nominee(s) written above)

                      For        Withhold         For All
                      All          All            Except*

                      [_]          [_]              [_]


2. In the discretion of the proxies, the transaction of such other business which may properly come before the meeting, all as described in the Notice of 2000 Annual Meeting.

The Board of Directors Favors a Vote FOR Item 1.
Dated:                                   , 2000

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------
Important: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, adminis-trator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partner-ship, please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------

                                PARKING COUPON

           THIS COUPON SHOULD BE TURNED IN TO THE PARKING ATTENDANT
               AT THE PARKING GARAGE ACROSS THE STREET FROM THE
                          ROSEMONT CONVENTION CENTER
                                      FOR
                         COMPLIMENTARY PARKING FOR THE
                              DEAN FOODS COMPANY
                              2000 ANNUAL MEETING
                          TUESDAY, SEPTEMBER 26, 2000

--------------------------------------------------------------------------------

                               ADMISSION TICKET

                                                      [LOGO OF DEAN FOODS]

                                                 Annual Meeting of Stockholders
                                                    Tuesday, September 26, 2000
                                                        10:00 A.M. Central Time

                                                     Rosemont Convention Center
                                                          5555 North River Road
                                                             Rosemont, Illinois

                                      Please present this ticket for admission.